For the period ending 05/31/98
File Number 811-4781


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 07/23/98


Name of Registrant: SENTINEL PENNSYLVANIA TAX-FREE TRUST




By:  _____________________                 Witness:  ___________________
     Thomas P. Malone                                 Scott G. Wheeler
     Vice President and Treasurer                     Assistant Vice President
                                                      and Assistant Treasurer